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                                                                    Exhibit 10 T

                                   AGREEMENT
                                   ---------


     This agreement (the "Agreement") made as of the 2nd day of February, 2001, is between Mercantile Bankshares Corporation ("Mercshares"), a corporation with its principal place of business at Two Hopkins Plaza, Baltimore, Maryland 21201, Mercantile-Safe Deposit and Trust Company ("Merc-Safe"), a corporation with its principal place of business at Two Hopkins Plaza, Baltimore, Maryland 21201, and
H. Furlong Baldwin.

     1.   General.  Mr. Baldwin is Chairman of the Board, President and Chief
          -------
Executive Officer of Mercshares and Chairman of the Board and Chief Executive Officer of Merc-Safe. Effective March 1, 2001, Mr. Baldwin will retire as an executive officer and employee of Mercshares and Merc-Safe. It is agreed that he will then become a non-employee Chairman of the Board of Directors of Mercshares and will serve as a non-employee Director of Merc-Safe, becoming eligible for all retirement and supplemental retirement benefits under the applicable plans and agreements (including his deferred compensation agreement) with and retirement benefits of Mercshares and Merc-Safe.

     2.   Board and Consultant Services.  This Agreement is entered into in
          -----------------------------
consideration of Mr. Baldwin's long experience as an executive officer of Mercshares and Merc-Safe, and the desire of Mercshares and Merc-Safe to have the continued benefit of his valuable abilities, experience, judgment, advice and customer and business relationships. This Agreement is for a three-year term, commencing March 1, 2001 and ending on February 29, 2004, which term may be extended by mutual agreement of the parties. During said term, Mercshares will continue Mr. Baldwin as a Director of Merc-Safe and will cause him to be re-nominated for election as a Director of Mercshares by its stockholders at such time or times as may be required for him to continue as Chairman of the Board of Directors of Mercshares. Mr. Baldwin will discharge the duties of Chairman of the Board of Mercshares and will perform services as a consultant ("Consultant") for the Board of Directors and the Chief Executive Officer of Mercshares and Merc-Safe (which services are expected to include services with respect to customer and other business and corporate relationships). The precise scope of these services shall be as determined by mutual agreement of the parties from time to time.

     In view of the proprietary interest of Mercshares and Merc-Safe and considerations of confidentiality, such services shall be conducted exclusively for Mercshares and Merc-Safe, but nothing herein contained shall preclude Consultant from engaging in other business activities or from attending to personal affairs and those of his family. Consultant will make himself available to devote such time as shall be appropriate to provide the services described above, it being agreed, however, that the services need not be provided on a full-time basis and further agreed that Consultant shall have ample latitude for other activities and vacation and personal time.

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     3.   Compensation and Related Matters.  The fee for services (including
          --------------------------------
Directors' fees ) which the Consultant shall perform hereunder shall be Five Hundred Thousand Dollars ($500,000) per year, payable in monthly installments.

     Consultant will be furnished with suitable office facilities and secretarial services and will be reimbursed for reasonable expenses incurred in providing his services, but Consultant will not be required to provide the services on the premises of Mercshares and Merc-Safe except when necessary for attendance at meetings. The air travel allowance and automobile use previously provided to Consultant shall be continued.

     4.   Independent Contractor.  In rendering services hereunder, the
          ----------------------
Consultant shall be a self-employed professional person who is acting solely as a Director and independent contractor and not as an agent, employee or partner of Mercshares or Merc-Safe for any purpose. The Consultant shall have no authority to bind Mercshares or Merc-Safe in any contractual manner, or to represent to others that the relationship between Mercshares and Merc-Safe and the Consultant is other than as a Director of those companies or as Chairman of the Board of Mercshares or as otherwise stated herein. The Consultant shall control the conduct and means of performing the services required under this Agreement. Accordingly, it is recognized by the parties that there will be no withholding by Merc-Safe, and the Consultant shall be responsible for payment of all taxes arising out of the activities of the Consultant, unless and to the extent such withholding is required under any existing or future tax law with respect to payments to independent contractors.

     5.   Indemnification of Consultant.  Mercshares and Merc-Safe agree that
          -----------------------------
the Consultant shall be indemnified as a Director of Mercshares and Merc-Safe to the same extent as other Directors, and with respect to his consulting services, shall have no liability for any business decisions, actions, policies and practices of Mercshares and Merc-Safe, and agree to indemnify and hold the Consultant harmless from and against any claim by any third party with regard to decisions, actions, policies or practices of Mercshares and Merc-Safe.

     6.   Termination of Agreement.  This Agreement will terminate at the end of
          ------------------------
its stated term or of any extended term agreed to by the parties. It shall terminate prior to the end of such term in the event of the death or long term disability (as defined in the long-term disability plan of Mercshares and Merc-
Safe) of Consultant.

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     7.   Miscellaneous.
          -------------

          (a) This Agreement constitutes the entire agreement between the parties with respect to the services provided for herein, and does not affect Consultant's entitlement to compensation or benefits for services performed prior to the date of this Agreement or provided pursuant to any other agreement between or among the parties. This Agreement may not be amended or any provision hereof waived except for a document signed by all parties hereto.

          (b) This Agreement is made in and shall be governed by and construed in accordance with the laws of the State of Maryland, excluding principles of conflicts of law.

          (c) Any notice given under this Agreement shall be deemed given when delivered in person or by registered or certified mail, postage prepaid, return receipt requested, or by other delivery service providing evidence of receipt to the party to whom such notice is to be given, at the addresses stated at the beginning of this Agreement or at such other address as either party shall hereafter designate to the other in writing.

          (d) This Agreement shall be binding upon and inure to the benefit of Mercshares and Merc-Safe and their respective successors and assigns (whether by merger, consolidation, reorganization, share exchange, transfer of assets or otherwise), and Consultant and his heirs, personal representatives and assigns, except that Consultant shall not assign the performance of his duties.

          To evidence their agreement to the terms stated in this Agreement, the parties hereto have signed this Agreement or caused it to be signed by their duly authorized representatives as of the day and year stated at the beginning of this Agreement.


ATTEST:                                 MERCANTILE BANKSHARES
                                        CORPORATION


/s/ Alan D. Yarbro                      By: /s/ Jack E. Steil      (SEAL)
-------------------------------             -----------------------
ALAN D. YARBRO                          JACK E. STEIL
Secretary                               Executive Vice President

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ATTEST:                                 MERCANTILE-SAFE DEPOSIT
                                        AND TRUST COMPANY

/s/ Alan D. Yarbro                      By: /s/ J. Marshall Reid
-------------------------------         ---------------------------(SEAL)
ALAN D. YARBRO                          J. MARSHALL REID
Secretary                               President


WITNESS:


/s/ Alan D. Yarbro                      By: /s/ H. Furlong Baldwin
-------------------------------         ---------------------------(SEAL)
                                        H. FURLONG BALDWIN

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